                               PARTICIPATION AGREEMENT

          THIS AGREEMENT is made this  th day of           , 1998, by and
between Mutual Fund Variable Annuity Trust (the "Trust"), an open-end management investment company organized as a Massachusetts business trust and Allmerica Financial Life Insurance and Annuity Company, a life insurance company organized as a corporation under the laws of the State of Delaware (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A, as may be amended from time to time (the "Accounts").

          WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has an effective registration statement relating to the offer and sale of the various series of its shares under the Securities Act of 1933, as amended (the "1933 Act");

          WHEREAS, the Trust desires that Trust shares be used as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by life insurance companies which have entered into fund participation agreements with the Trust (the "Participating Insurance Companies");

          WHEREAS, shares of beneficial interest in the Trust are divided into the following series which are available for purchase by the Company for the Accounts: Asset Allocation Portfolio, Capital Growth Portfolio, Growth and Income Portfolio, International Equity Portfolio, Money Market Portfolio and U.S. Government Income Portfolio (the "Portfolios");

          WHEREAS, the Trust has received an order from the Commission, dated September 4, 1997 (File No. 812-10680), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the Trust to be sold to and held by (i) variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and (ii) qualified pension and retirement plans ("Plans") as permitted by regulations and rulings of the United States Department of Treasury (the "Shared Funding Exemptive Order");

          WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and variable annuity contracts to be issued by the Company under which the Portfolios are to be made available as investment vehicles (the "Contracts");

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          WHEREAS, the Company desires to use shares of one or more
Portfolios as investment vehicles for the Accounts;

          NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                     ARTICLE I.
                 Purchase and Redemption of Trust Portfolio  Shares

          1.1. Trust shares to be made available to the respective Accounts shall be sold by each of the respective Portfolios of the Trust and purchased by the Company for that Account at the net asset value next computed after receipt of each order, as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of those Contracts having amounts allocated to the Account (or subaccount thereof) for which the Trust Portfolio shares serve as the underlying investment medium. Orders and payments for shares purchased will be sent promptly to the Trust and will be made payable in the manner established from time to time by the Trust for the receipt of such payments. The Trust has the obligation to ensure that its shares to be made available to the appropriate Accounts are registered at all times under the 1933 Act.

          1.2. The Trust will redeem the shares of the various Portfolios when requested by the Company on behalf of the corresponding Accounts at the net asset value next computed after receipt of each request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust will make payment in the manner established from time to time by the Trust for the receipt of such redemption requests, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. The Trust reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder.

          1.3. For purposes of Sections 1.1 and 1.2 above, the Company shall be the agent of the Trust for the receipt of (i) orders to purchase, and (ii) requests to redeem shares of the Portfolios of the Trust on behalf of the Accounts, the receipt of such orders and requests by such agent shall constitute receipt thereof by the Trust, provided that the Trust receives actual notice of such order or request by 9:30 a.m. (at the Trust's offices) on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange (and, with respect to the Money Market Portfolio, the New York Stock Exchange and the Federal Reserve Bank of New
York) is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Commission and the Trust's currently effective registration statement.

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          1.4. Issuance and transfer of the Trust's Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Portfolio Shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

          1.5. The Trust shall furnish same day notice to the Company of any dividend or distribution payable on the shares of any Portfolio of the Trust held by an Account. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

          1.6. The Trust shall calculate the net asset value of each Portfolio on each Business Day, as defined in Section 1.3. The Trust shall make the net asset value per share for each Portfolio available to the Company or its designated agent on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available to the Company by 6:00 p.m. Eastern time each Business Day.

          1.7. The Trust agrees that its Portfolio shares will be sold only to Participating Insurance Companies and their segregated asset accounts and to such other entities, including qualified pension and retirement plans, as may be permitted by Section 817(h) of the Code, the regulations hereunder, or judicial or administrative interpretations thereof. No shares of any Portfolio will be sold directly to the general public.

          1.8. The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding materially to those contained in
Article III and Article V of this Agreement.

                                    ARTICLE II.
                      Registration Statements, Sales Material
                               and Other Information

          2.1. At least annually, the Trust shall provide the Company copies of its prospectus in such quantities as the Company and the distributor for the Accounts' shall reasonably require for distribution to Contract Owners and prospective Contract Owners. Copies of prospectuses for distribution to existing Contract owners shall be provided to the Company at the Trust's expense. At the request of the Company, the Trust or its designee shall provide the Company, free of charge, with camera ready copy of the Trust's new prospectus as set in type, or as a

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diskette in the form sent to a financial printer, and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Trust is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the shares printed together in one document. The Trust or its designee shall bear the cost of printing and of mailing the Trust's prospectus portion of such Contracts, and the Company shall bear the expenses of printing Contracts; PROVIDED, HOWEVER, that the Company shall bear all printing expenses of such combined document where used for distribution to prospective purchasers.

The Trust's prospectus shall state that the current Statement of Additional Information ("SAI") for the Trust is available from the Trust or its designee, and the Trust, at its expense, shall print, or otherwise reproduce, and provide a copy of such SAI free of charge to the Company for itself and for any Contract owner who requests such SAI.

The Trust, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners. The Trust or its designee shall bear the cost for such documents used for such purposes other than distribution to current Contract owners.

          2.2 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such documents may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, except with the permission of the Trust.

          2.3 The Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts or the Contracts other than the information or representations contained in the registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published rpeorts for the Accounts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

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          2.4 The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above that relate to the Trust or its shares, contemporaneously with, or promptly after, the filing of such document with the Commission or other regulatory authorities.

          2.5. The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, request for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, contemporaneously with, or promptly after, the filing of such document with the Commission or other regulatory authorities.

          2.6. For purposes of this Article II, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, the Internet or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

          2.7. The Company agrees and acknowledges that the Trust is an owner of the name and mark "Vista" and that all use of any designation comprised in whole or part of such name or mark under this Agreement shall inure to the benefit of the Trust. The Company shall not use any such name or mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Trust. Upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable.

          2.8. The Company shall not bear any of the expenses of the cost of registration and qualification of the Trust shares under Federal and any state securities law, preparation and filing of the Trust Prospectus and the Trust Registration

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Statement, Trust proxy materials and reports, setting the Trust Prospectus in type, setting in type and printing and distributing the Trust proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any Federal or state securities law, all taxes on the issuance or transfer of Trust shares, and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-l under the 1940 Act.

                                    ARTICLE III.
                                       VOTING

          3.1. So long as, and to the extent that, the Commission interprets the 1940 Act to require pass-through voting privileges for Contract owners, the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the registered Accounts, in shares of one or more Portfolios of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each registered Account, the Company will vote shares of each Portfolio of the Trust held by a registered Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares for which voting instructions are received. With respect to each Account, the Company will vote shares of each Portfolio of the Trust held by the Company in its own behalf or on behalf of such Account that are not attributable to Contract owners in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contacts without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

                                    ARTICLE IV.
                           Representations and Warranties

          4.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act and have been duly authorized for issuance. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the Company will require all persons involved in the sale of the Contracts to comply in all material respects with any applicable investor suitability requirements under state insurance laws.

          4.2. The Company represents and warrants that it is an insurance company duly organized and in good standing under the

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                                                                             7


laws of the State of Delaware and that it has legally and validly established each Account prior to any issuance or sale of the Contracts as a segregated asset account under such law and has registered or, prior to any issuance or sale of the Contracts, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that the Accounts will comply in all material respects with the 1940 Act, and that Allmerica Investments, Inc., the principal underwriter for the Contracts, is registered and will remain registered during the term of this Agreement as a broker-dealer under the Securities Exchange Act of 1934 and will remain during the term of this Agreement a member in good standing of the National Association of Securities Dealers, Inc.

          4.3. The Trust represents and warrants that Trust shares sold through this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust represents that it is lawfully organized and validly existing as a business Trust under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

          4.4. The Trust represents and warrants that it will at all times be operated and managed (a) in compliance with all applicable federal and state laws; (b) in compliance with the policies and procedures of the Trust and in compliance with the objectives, policies and limitations for the Portfolio(s) set forth in the Trust's current prospectus and statement of additional information; and (c) to minimize any taxes and/or penalties payable by the Trust or such Portfolio.

          4.5. The Trust represents and warrants that the investments of each Portfolio currently and will continue to comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and the Trust will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

          4.6. The Trust represents and warrants that it is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to

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maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

          4.7. The Trust represents and warrants that all of its Trustees, officers, employees, investment advisers, and other persons dealing with the money or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Section 17(g) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                                     ARTICLE V.
                                Potential Conflicts

          5.1. The parties acknowledge that a Portfolio's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity Contract owners, variable life insurance Contract owners and trustees of Plans; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners; or (g) if applicable, a decision by a Plan to disregard voting instructions of Plan participants. The Trust shall promptly inform the Company in writing of any determination by the Trustees that a material irreconcilable conflict exists and of the implications thereof.

          5.2. The Company agrees to report promptly any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for and requested by the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions. All communications from the Company to the Trustees may be made in care of the Trust.

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          5.3. If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose Contract owners are also affected, at its own expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

          5.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust may, if appropriate, continue to accept and implement orders by the Company for the redemption of shares of the Trust.

          5.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that the Trust has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust may, if appropriate, continue to

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accept and implement orders by the Company for the redemption of shares of the Trust.

          5.6. For purposes of Section 5.3 through 5.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for any Contract. The Company shall not be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

          5.7. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

          5.8. If and to the extent that Rule 6e-3(T) is amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-3(T), as amended, or Rule 6e-3, as adopted, to the extent such rules are applicable.

                                    ARTICLE VI.
                                  Indemnification

          6.1. The Company agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Trust or such Trustees, officers or controlling person may become subject under the 1933 Act, under any other statute, at common law or otherwise, arising out of the acquisition of the Contracts by any person which (i) may be based upon any breach of this Agreement by the Company, any of its

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employees or representatives (other than an insurance agent), (ii) may be based upon a breach of the representations and warranties made by the Company in this Agreement, (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Contracts, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust, or (iv) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Trust, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; provided, however, that in no case (a) is the Company's indemnity in favor of a Trustee or officer or any other person deemed to protect such Trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement, or (b) is the Company to be liable under its indemnity agreement contained in this Section 6.1 with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Company in writing pursuant to Article VIII of this Agreement within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or upon such other person (or after the Trust or such person shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Trust or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Section 6.1. The Company shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit which could result in liability to it under this Section 6.1, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Trust and to such of its officers, Trustees and controlling person or persons as may be defendants in the suit. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Trust, such officers, Trustees and controlling person or persons shall bear the fees and expenses of any additional counsel retained by them, but, in the case the Company does not elect to assume the defense of any such suit, the Company will reimburse the Trust, such officers, Trustees and controlling person or persons for the reasonable

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                                                                            12


fees and expenses of any counsel retained by them. The Trust agrees promptly to notify the Company pursuant to Article VIII of this Agreement of the commencement of any litigation or proceedings against it or its officers or Trustees in connection with the issue and sale of any Contracts.

          6.2. The Trust agrees to indemnify and hold harmless the Company and its affiliates and each of their Directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which it or such Directors, officers or controlling person may become subject under the 1933 Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares of the Trust by any person which (i) may be based upon any breach of this Agreement by the Trust or any of its employees or representatives, (ii) may be based upon any breach of the representations and warranties made by the Trust in this Agreement, (iii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares of the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Trust by the Company, or (iv) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Contracts, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; provided, however, that in no case (a) is the Trust's indemnity in favor of a Director or officer or any other person deemed to protect such Director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreent or (b) is the Trust to be liable under its indemnity agreement contained in this Section 6.2 with respect to any claims made against the Company or such person indemnified unless the Company or such person, as the case may be, shall have notified the Trust in writing pursuant to Article VIII of this Agreement within a reasonable time after the sununons or the first legal process giving information of the nature of the claim shall have been served upon the Company or such other person (or after the Company or such person shall have received notice of such service on any designated agent), but failure to notify the Trust of any claim shall not relieve it from any liability which it may

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                                                                            13


have to the Company or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this
Section 6.2. The Trust will be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit which could result in liability to it under this Section 6.2, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Company and to such of its Directors, officers and controlling person or persons as may be defendants in the suit. In the event that the Trust elects to assume the defense of any such suit and retain such counsel, the Company, such Directors, officers and controlling person or persons shall bear the fees and expenses of any additional counsel retained by them, but, in the case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse the Company, such Directors, officers and controlling person or persons for the reasonable fees and expenses of any counsel retained by them. The Company agrees promptly to notify the Trust pursuant to Article VIII of this Agreement of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issue and sale of any shares of the Trust.

                                     ARTICLE VII.
                                     Termination

          7.1.      This Agreement shall terminate:

          (a) by mutual written consent of the Company and the Trust;

          (b) at the option of any party upon 60 days advance written notice to the other parties, unless a shorter time is agreed to by the parties;

          (c) at the option of the Trust if the Contracts issued by the Company cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the Contracts are not registered, issued or sold in accordance with applicable state and/or federal law; or

          (d) at the option of any party upon a determination by a majority of the Trustees of the Trust, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists; or

          (e) at the option of the Company upon institution of formal proceedings against the Trust by the Commission or any other regulatory body; or

          (f) at the option of the Trust upon institution of formal proceedings against the Company or with respect to the Accounts by the Commission or any other regulatory body; or

          (g) at the option of the Company if the Trust or a Portfolio fails to meet the diversification requirements specified in Section 4.5 hereof; or

          (h) at the option of the Company if shares of any of the Portfolios are not reasonably available to meet the requirements of the Contracts funded in the Accounts, as determined by the Company; or

          (i) at the option of the Company in the event any of the shares of the Portfolios are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Contracts; provided, however, that such termination shall only affect this Agreement's applicability to such Portfolio; or

          (j) at the option of the Company, if any Portfolio fails to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

          (k) upon the vote of the Contract owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Trust shares in accordance with the terms of the Contracts for which the Trust shares had been selected to serve as the underlying investment media. The Company will give thirty
     (30) days' prior written notice to the Trust of the date of any proposed vote or other action taken to replace the Trust's shares; or

          (l) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

          (m) at the option of the Trust, without payment of any amount, for cause on not less than 60 days' prior written notice to the Company, unless such cause has been cured within 30 days of receiving such notice, for any one of the following reasons:

               (i) the acquisition of more than 50% of the common stock, par value $1.00 per share, of First Allmerica Financial Life Insurance Company by a national bank holding company (as such term is defined under the Bank Holding Company Act) or an asset management company which acts as an investment adviser with respect to mutual funds aggregating more than $15 billion in assets (in each case where such entity is not controlled by of First Allmerica Financial Life Insurance Company prior to such acquisition);

               (ii) other than as required by law, a material change in, or other material revision to the Contracts not previously accepted in writing by the Trust's investment adviser; or

               (iii) any material suspension or withdrawal, or revision downward, of the Company's published claims paying ratings below "A-" (or in the case of Moody's Investor Services, below Baa3) by (A) any two of the following rating agencies: Standard & Poor's Corporation, Duff & Phelps and Best's Insurance Reports and (B) Moody's Investor Services.

          Prompt notice shall be given by each party to all other parties in the event that the conditions stated in subsections (c), (d), (e), (f), (g),
(h), (i), (j), (l) or (m) of this Section 7.1 should occur.

          7.2. Notwithstanding any termination of this Agreement under
Section 7.1 other than a termination under Section 7.1(d), the Trust shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") for a period of at least 2 years. The owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Fund or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.

          7.3. Notwithstanding any termination of this Agreement under
Section 7.1, the provisions of Sections 6.1 and 6.2 (Indemnification) shall survive any termination of this Agreement, and the provisions of Article III and Article V shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with
Section 7.2.

                                    ARTICLE VIII.
                                       Notices

          Any notice shall be sufficiently given when sent by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight courier, charges prepaid with evidence of delivery to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party, and such notice shall be effective upon delivery.

     If to the Trust or its Distributor:

     Vista Fund Distributors, Inc.
     One Chase Manhattan Plaza
     New York, NY 10081
     Attn: Secretary, Vista Family of Mutual Funds

     If to the Company:

     First Allmerica Financial Life Insurance Company
     440 Lincoln Street
     Worcester, Massachusetts  01653
     Attention: Sheila St. Hilaire

                                     ARTICLE IX.
                                    Miscellaneous

          9.1. The Company acknowledges the following limitation of liability:

          The terms "Mutual Fund Variable Annuity Trust" and "Trustees of Mutual Fund Variable Annuity Trust" refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Massachusetts, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of "Mutual Fund Variable Annuity Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Portfolio must look solely to the assets of the Trust or Portfolio for the enforcement of any claims against the Trust or Portfolio.

          9.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          9.3. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

          9.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          9.5. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the Commission granting exemptive relief therefrom and the conditions of such orders.
Copies of any such orders shall be promptly forwarded by the Trust to the Company.

          9.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

          9.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties herto are entitled to under state and federal laws.

          9.8.  This Agreement shall not be exclusive in any respect.

          9.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

          9.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

          9.11. Each party hereto shall, except as required by law or otherwise permitted by this Agreement, treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto, and shall not disclose such confidential information without the written consent of the affected party unless such information has become publicly available.

          IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.


                    MUTUAL FUND VARIABLE ANNUITY TRUST


                    By:  /s/
                       ------------------------
                    Name:
                    Title:


                    FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                    By:  /s/
                       ------------------------
                    Name:
                    Title:

                                     SCHEDULE A
                                         To
                              PARTICIPATION AGREEMENT
                                      Between
                         MUTUAL FUND VARIABLE ANNUITY TRUST
                                        and
                  FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY


          The segregated asset accounts of First Allmerica Financial Life Insurance Company that are included under this Participation Agreement are:

     The Group VEL Account, established November 22, 1993.